Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227488) of Entera Bio Ltd. of our report dated March 8, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
March 8, 2022